Exhibit 99.1

XPO Logistics Expands Last Mile Services with

Acquisition of UX Specialized Logistics

GREENWICH, Conn. – February 9, 2015 – XPO Logistics, Inc. (“XPO Logistics,” “XPO” or “the company”) (NYSE: XPO) today announced that it has acquired UX Specialized Logistics (“UX”), a North American provider of last mile logistics services for major retail chains and e-commerce companies.

The purchase price was $59 million, excluding any working capital adjustments, with no assumption of debt. UX had revenue and adjusted EBITDA of $113.2 million and $8.2 million, respectively, for the full year 2014. For the five years prior to acquisition, UX increased revenue at a compound annual growth rate of 19%. The acquisition is expected to be immediately accretive to earnings before the benefits of cross-selling and other synergies.

Founded in 1978, UX is a non-asset, last mile logistics provider that specializes in logistics for the home delivery and installation of heavy goods, including e-commerce delivery, and same-day delivery services. UX has approximately 700 employees and contracted capacity of over 1,600 independent carriers and installers. XPO will integrate the acquisition into its XPO Last Mile division.

Bradley Jacobs, chairman and chief executive officer of XPO Logistics, said, “UX is a highly scalable, tech-savvy addition to our last mile operations. This acquisition expands our network for heavy goods home delivery, where we’re already the number one provider, and adds more density to our growing e-commerce logistics footprint. UX has demonstrated strong organic growth based on long-term relationships with blue chip retailers who can use a wide range of our services. We’re very pleased to welcome the employees, customers and carriers of UX to XPO.”

About XPO Logistics, Inc.

XPO Logistics, Inc. (NYSE: XPO) facilitates more than 37,000 deliveries a day as one of the fastest growing providers of transportation logistics services in North America. XPO is the third largest freight brokerage firm, the third largest provider of intermodal services, the largest provider of last mile logistics for heavy goods, the largest manager of expedited shipments, and a leading provider of highly engineered, technology-enabled contract logistics. Additionally, the company has growing positions in managed transportation, global freight forwarding and less-than-truckload brokerage.

XPO has 201 locations and approximately 11,500 employees. Its four business segments – freight brokerage, contract logistics, expedited transportation and freight forwarding – utilize relationships with ground, rail, sea and air carriers and other suppliers to serve over 15,000 customers in the manufacturing, retail, industrial, technology, aerospace, commercial, life sciences and governmental sectors. The company has more than 4,900 trucks under contract to its drayage, expedited and last mile subsidiaries, and has access to additional capacity through its relationships with over 28,000 other carriers. For more information: www.xpo.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of the acquisitions, including the expected impact on XPO’s results of operations; the ability to realize anticipated synergies and cost savings with respect to acquired companies; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including acquired companies’ management teams; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s networks of third-party transportation providers; the ability to retain XPO’s and acquired companies’ largest customers; XPO’s ability to successfully integrate UX Specialized Logistics and other acquired businesses; rail and other network changes; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Contacts:

XPO Logistics, Inc.

Tavio Headley, +1-203-930-1602

tavio.headley@xpo.com

Brunswick Group

Darren McDermott +1-212-333-3810